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                                                                     Exhibit 5.1

                                February 11, 2004

Proxim Corporation
935 Stewart Drive
Sunnyvale, California 94085
(408) 731-2700

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") filed by Proxim Corporation (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 3,000,000 additional shares of Class A Common Stock of the Company available for issuance under the 1999 Proxim Corporation Stock Incentive Plan, as amended (the "1999 Plan"), pursuant to an increase, duly approved by the Company's stockholders in May 2001, in the number of shares of Class A Common Stock authorized and reserved for issuance under the 1999 Plan and (ii) 1,000,000 additional shares of Class A Common Stock of the Company available for issuance under the Proxim Corporation Employee Stock Purchase Plan (the "ESPP") pursuant to automatic annual increases in the number of shares authorized and reserved for issuance under the ESPP. Such shares of Class A Common Stock are referred to herein as the "Shares." The 1999 Plan and the ESPP together are referred to herein as the "Plans." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

         It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant or purchase under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                     Sincerely,

                                     WILSON SONSINI GOODRICH & ROSATI,
                                     Professional Corporation

                                     /s/ Wilson Sonsini Goodrich & Rosati, P.C.